SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                       October 12, 1999 (October 12, 1999)

                               Safety-Kleen Corp.
             (Exact name of registrant as specified in its charter)



Delaware                            1-8368                           51-0228924

(State or other                   (Commission                      (IRS Employer
 jurisdiction                      File Number)                   Identification
 of incorporation)                                                       Number)


               1301 Gervais Street, Columbia, South Carolina 29201 (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 5.  OTHER EVENTS

On October 12, 1999, Safety-Kleen Corp. (NYSE: SK) announced that it received a detailed report from its Special Committee and its financial advisor, Raymond James & Associates, on strategic and financial alternatives for the Company. The Special Committee of independent directors, which had been formed on September 14 to evaluate the Company's response to Laidlaw Inc.'s intention to sell its approximately 44% stake in Safety-Kleen, made a recommendation to the Board that it begin discussions with likely sale or strategic merger candidates. Sections of this report constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. The full text of the announcement is reproduced below.

                              For Immediate Release

                                  SAFETY-KLEEN
                     RECEIVES REPORT FROM SPECIAL COMMITTEE
                              AND FINANCIAL ADVISOR

Columbia, S.C.--October 12, 1999--Safety-Kleen Corp. (NYSE: SK) announced that it received a detailed report from its Special Committee and its financial advisor, Raymond James & Associates, on strategic and financial alternatives for the Company. The Special Committee of independent directors, which had been formed on September 14 to evaluate the Company's response to Laidlaw Inc.'s
intention  to  sell  its  approximately  44%  stake  in  Safety-Kleen,   made  a
recommendation to the Board that it begin discussions with likely sale or strategic merger candidates.

After due consideration, Safety-Kleen's Board unanimously agreed with the recommendation of the Special Committee. The Board approved the reinstitution of the Company's shareholders' rights plan to help insure that all shareholders will be given an opportunity to participate in any sale or merger which may take place.

Kenneth W. Winger, President and Chief Executive Officer of Safety-Kleen, said, "While the Special Committee has initially concluded that a sale or merger of Safety-Kleen will probably result in the best value for all shareholders at this time, its role will be to supervise the pursuit of these strategic options and give consideration to events as they unfold. The reinstitution of the shareholders' rights plan will allow the Board to maintain an equitable process for all parties."

Safety-Kleen Corp. is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to over 400,000 customers in North America.

For further information contact:
---------------------------------
Kenneth W. Winger, President and Chief Executive Officer - (803) 933-4212
Paul R. Humphreys, Senior Vice President, Finance and Chief Financial Officer -
(803) 933-4261
Safety-Kleen Investor Relations - (803) 933-4285

Private Securities Litigation Reform Act:
-----------------------------------------
Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. These factors include risks associated with acquisitions; achievement of synergy objectives; the attainment of revenue growth targets; the adoption of new environmental laws and regulations and how they are interpreted and enforced; changes in demand for the Company's services; competition; and prices for petroleum-based products.

                                      -END-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SAFETY-KLEEN CORP.




                                           By:  /s/ Kenneth W. Winger
                                           ----------------------------
                                           Kenneth W. Winger, President
                                           and Chief Executive Officer


Date:  October 12, 1999